UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32497	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Dune Energy, Inc. (the “Company”) announced today that it has initiated an offer (the “Offer”) to purchase $300 million in aggregate principal amount of its 10 1/2% Senior Secured Notes due 2012 for:

•	an aggregate of approximately 251 million shares of its newly issued common stock;

•

an aggregate of 250,000 shares of its Series C Convertible Preferred Stock, par value $0.01 per share, which will automatically convert into an aggregate of approximately 3.537 billion shares of common stock when the restructuring transactions are completed; and

•	at the Company’s option, either (a) $50 million aggregate principal amount of newly issued Floating Rate Senior Secured Notes due 2016 or (b) an aggregate cash payment of $50 million.

The Offer is more fully described in an Offering Memorandum and Disclosure Statement, dated November 14, 2011, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On November 14, 2011, the Company issued a press release announcing that it had initiated the Offer and received a commitment from Bank of Montreal for a new senior secured credit facility. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Offering Memorandum and Disclosure Statement dated November 14, 2011.

Exhibit 99.2	Press Release dated November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: November 14, 2011	By:	/s/ James A. Watt
Name: James A. Watt Title: Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Offering Memorandum and Disclosure Statement dated November 14, 2011.

Exhibit 99.2	Press Release dated November 14, 2011.